EXHIBIT 99.4

For use if you do not have a custodian bank -

please send this form together with your original share certificates by registered mail to UBS AG, Shareholder Services, P.O. Box, CH-8098 Zurich

Name of shareholder	[shortAddressLine1]
[shortAddressLine2]
[shareholder-number]

To:

UBS AG

Shareholder Services

P.O. Box

CH-8098 Zurich

Exchange offer / Acceptance form

With reference to your letter dated — 2014 and under the terms and conditions of the share-for-share exchange offer by UBS Group AG to acquire all issued UBS AG shares in exchange for new UBS Group AG shares pursuant to the Swiss Offer Prospectus, I hereby tender, deliver, assign and transfer to UBS Group AG the following number of physical share certificates enclosed by registered mail.

…………… number	Registered shares UBS AG with a par value CHF 0.10
ISIN CH0024899483
Certificate number(s)………………………

I herewith instruct and authorize UBS AG as exchange agent, with the power of substitution, to do on my behalf everything that is required or advisable in connection with the exchange of my shares, and in particular to:

•	transfer the above shares to UBS Group AG (and to endorse or cede such shares in my name in case they are not duly endorsed or ceded);

•	contribute them in a capital increase of UBS Group AG; and

•	transfer UBS Group AG shares to me and to apply for the registration in the UBS Group AG share register (with voting rights, if so currently registered).

This authorization shall survive the death, insolvency, declaration of disappearance or loss of legal capacity of the person represented.

I understand and agree that my new UBS Group AG shares will be delivered in book-entry form to an omnibus account held with UBS AG.

This acceptance form shall be governed by the substantive laws of Switzerland. Exclusive place of jurisdiction shall be the City of Zurich (Zurich 1), Switzerland.

Date …………………………………	Signature ………………………………

This acceptance form including the original share certificate(s) must be received by UBS AG, Shareholder Services, P.O. Box, CH-8098 Zurich not later than 7 November 2014.

For use if you already have a custodian bank -

please forward this form together with your original share certificates to your custodian bank

Herr

Fritz Muster

c/o Hans Muster

Rösligasse 2

8006 Zurich

Shareholder no. XXX

Exchange offer / Acceptance form

With reference to your letter dated xxx 2014 and under the terms and conditions of the share-for-share exchange offer by UBS Group AG to acquire all issued UBS AG shares in exchange for new UBS Group AG shares pursuant to the Swiss offer prospectus, I hereby tender, deliver, assign and transfer the following number of physical share certificates enclosed by registered mail.

…………… number	Registered shares UBS AG with a par value CHF 0.10 each
ISIN CH0024899483
Certificate number(s) ………………………

I herewith instruct and authorize my custodian bank as well as UBS AG as exchange agent, individually with the power of substitution, to do on my behalf everything that is required or advisable in connection with the exchange of my shares, and in particular to:

•	transfer the above shares to UBS Group AG (and to endorse or cede such shares in my name in case they are not duly endorsed or ceded);

•	contribute them in a capital increase of UBS Group AG; and

•	transfer UBS Group AG shares to me and to apply for the registration in the UBS Group AG share register (with voting rights, if so currently registered).

This authorization shall survive the death, insolvency, declaration of disappearance or loss of legal capacity of the person represented.

I understand and agree that my new UBS Group shares will delivered in book-entry form , to my securities account held with my custodian bank.

This acceptance form shall be governed by the substantive laws of Switzerland. Exclusive place of jurisdiction shall be the City of Zurich (Zurich 1), Switzerland.

Date:	Signature:

Your custodian bank needs to receive this acceptance form including the original share certificate(s) sufficiently before the end of the initial acceptance period in order to be able to tender your shares. We recommend you to forward it by 28 October 2014.

Instructions to your custodian bank only:

Please forward this acceptance form and the original share certificate(s), together with details for the delivery of the new UBS Group AG shares, to the exchange agent, UBS AG, by the end of the initial acceptance period (date of receipt).

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